Exhibit 99.1

15 May 2017

Message from Mike Barry

Integration Planning Leader Named

Quaker Associates,

In April, Quaker and Houghton International announced that we signed an agreement to combine, bringing together our two great companies to create one organization. As previously mentioned, we expect closing to take place in Q4 2017 or Q1 2018, once all of the closing conditions are satisfied. So while we will remain separate companies until closing, we are permitted to plan for integration.

The main goals of our integration planning are:

•	Understanding how Quaker and Houghton both go to market to create the future organization
•	Mapping out the future organization design
•	Aligning operations to optimize our combined global footprint and capitalize on best practices
•	Ensuring the business is ready to support customers on “day one” as a new company, and finding areas to improve our levels of service
•	Finding ways to achieve cost savings that will be realized after the deal closes through procurement, process improvements, and better use of the combined resources of the new organization
•	Identifying ways to harmonize commercial strategies including brand-considerations, portfolio selection, and other business needs
•	Outlining system improvements including IT, ERP, Business Intelligence, Human Resources, Learning & Development platforms, etc.

Joe Berquist, Vice President and Managing Director, North America for Quaker, will co-lead the integration planning effort with a counterpart from Houghton to be named in the coming weeks. Joe has been with Quaker for the past twenty years, holding leadership, commercial business, and technical assignments at the company.

Until the deal is closed, Joe will have full-time responsibility for the integration efforts, including all key integration functional and process teams, known as “workstreams”. Joe will work with his direct reports to establish an interim leadership structure that will handle his current day-to-day responsibilities until integration planning is complete. During this time Joe will retain oversight for the North American organization.

In addition to announcing Joe as the integration lead, the key integration planning workstreams are being identified. The key integration workstreams will cover: business processes and systems; commercial operations; communications; facilities; functional processes; human resources, organizational design and talent management; procurement and manufacturing; tax and accounting; as well as safety, health & environment.

Internal Use Only. © 2017, Quaker Chemical Corporation. All rights reserved.

We have started interviewing consultants who will partner with us and provide critical support and expertise through our journey. Quaker and Houghton associates will be assigned to workstreams and work alongside those external consulting resources. When formed, these teams will plan how to best deliver value from the combination. Teams will address issues such as improving processes and working with the integration leaders to drive key decisions, so that we can quickly and efficiently begin integrating the two companies after close. Additional teams (and sub-teams) may be added as integration planning progresses.

There is nothing that will ensure our long-term growth more than successfully integrating these two global businesses. We will continue to communicate and provide updates, and continue to invite your thoughts and feedback as well. If you have any questions that you have not had the opportunity to ask, please reach out to your manager, the MEC, or Associate.Questions@quakerchem.com.

Thank you for your continued commitment to our company and our customers.

All the best,

Mike Barry

Chairman, Chief Executive Officer & President

Internal Use Only. © 2017, Quaker Chemical Corporation. All rights reserved.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Quaker will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THIS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Quaker with the Commission at the Commission's web site at http://www.sec.gov. Free copies of the proxy statement, once available, and of Quaker’s other filings with the Commission may also be obtained from the Company by directing a request to: Victoria K. Gehris, Investor Relations, +1.610.832.4246.

Quaker and its directors, executive officers and other members of its management may solicit proxies from its shareholders in favor of the transaction. Information concerning such persons who may be considered participants in the solicitation of Quaker’s shareholders under the rules of the Commission will be set forth in the definitive proxy statement to be filed by Quaker with the Commission in connection with the transaction.

Internal Use Only. © 2017, Quaker Chemical Corporation. All rights reserved.